UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed by Newpark Resources, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2018, effective on September 30, 2018 (the “Effective Date”), Mark J. Airola retired as the Company’s Senior Vice President and Special Advisor to the CEO. Prior to September 1, 2018, Mr. Airola held the position of Senior Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary.
On October 2, 2018, the Company and Mr. Airola entered into a Retirement Agreement and General Release effective as of the Effective Date (the “Retirement Agreement”). The Retirement Agreement contains certain confidentiality provisions and restrictive covenants, including non-solicitation restrictions, non-disparagement obligations and non-compete restrictive covenants. The Retirement Agreement also includes a consultancy arrangement between the Company and Mr. Airola that shall be in effect for the three months following the Effective Date.
Pursuant to the terms of his Employment Agreement dated September 18, 2006, as amended, Mr. Airola will receive or has received, as applicable, (i) all regular pay through the Effective Date and (ii) payment for all accrued, unused vacation through the Effective Date.
In return for his execution of the Retirement Agreement, Mr. Airola will be entitled to the following post-employment compensation and benefits in addition to those contained in his Employment Agreement:

(a)	Continued vesting of the time-based restricted stock units granted to Mr. Airola on May 19, 2016 and May 18, 2017, in accordance with the vesting schedule set forth therein;

(b)	Continued vesting of the time-based stock options granted to Mr. Airola on May 19, 2016, in accordance with the vesting schedule set forth therein;

(c)
Extension of the exercise period for each stock option outstanding as of the Effective Date, regardless of grant date, until the earlier of (i) two (2) years from the Effective Date or (ii) the expiration date of the option;

(d)
Continued vesting of the performance-based restricted stock units granted on May 19, 2016 in accordance with the vesting schedule set forth therein and subject to achievement of the applicable performance conditions, provided, however, that the payout of the award will be pro-rated to the Effective Date;

(e)	Continued vesting of the time-based cash award granted to Mr. Airola on June 10, 2017, in accordance with the vesting schedule set forth therein;

(f)
Continued vesting of the performance-based cash award granted on June 10, 2017 in accordance with the vesting schedule set forth therein and subject to achievement of the applicable performance conditions, provided, however, that the payment of the award will be pro-rated to the Effective Date;

(g)
Continued vesting of the annual non-equity incentive (cash) award subject to achievement of the applicable performance conditions to be paid in March 2019, provided, however, that the payment of the award will be paid only on earnings received by Mr. Airola through the Effective Date; and

(h)
A cash payment of $246,463, which is equivalent to the remaining portion of Mr. Airola’s 2017 annual non-equity incentive (cash) award, to be paid on the effectiveness of the release contained in the Retirement Agreement.

The foregoing description of the Retirement Agreement is not complete and is qualified in its entirety to the Retirement Agreement and General Release, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The foregoing description of the compensation and benefits available to Mr. Airola pursuant to his Employment Agreement is not complete and is qualified in its entirety by his Employment Agreement dated as of September 18, 2006, which is incorporated by reference and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 20, 2006, including each of the following amendments thereto: (i) Amendment to Employment Agreement between Newpark Resources, Inc. and Mark J. Airola dated April 22, 2009, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 23, 2009; (ii) Amendment to Employment Agreement, dated December 31, 2012, between Mark Airola and Newpark Resources, Inc., incorporated by reference to the Company’s Current Report on Form 8-K filed on January 4, 2013; (iii) Amendment to Employment Agreement dated February 16, 2016 between Newpark Resources, Inc. and Mark J. Airola, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 18,

2016; and (iv) Amendment to Employment Agreement dated August 15, 2018 between Newpark Resources, Inc. and Mark J. Airola, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 21, 2018.

Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement and General Release between Newpark Resources, Inc. and Mark J. Airola, dated October 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated:	October 4, 2018	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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